Exhibit 99.1

MERGE HEALTHCARE
LOGO

News Release
FOR IMMEDIATE RELEASE

Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4000
bfrost@mergehealthcare.com

MERGE HEALTHCARE ANNOUNCES FIRST QUARTER

2008 FINANCIAL RESULTS

Milwaukee, WI, May 12, 2008 - Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG), today announced financial results for the first quarter ended March 31, 2008. In addition, the Company announced that it has filed its quarterly report on Form 10-Q with the Securities and Exchange Commission.

First Quarter Results:

For the first quarter ended March 31, 2008, revenue totaled $13.7 million, compared to $15.9 million in the first quarter ended March 31, 2007 and $15.6 million in the fourth quarter ended December 31, 2007. Revenue by business unit for each quarter is as follows:

		(In Thousands)
	Q1’ 2008	Q1’ 2007	Q4’ 2007

Merge Healthcare North America	$7,083	$10,358	$8,021
Cedara Software	$5,959	$4,781	$6,934
EMEA	$701	$735	$653

Total	$13,743	$15,874	$15,608

Operating loss for the first quarter ended March 31, 2008 was $8.4 million, compared to an operating loss of $10.2 million in the first quarter ended March 31, 2007 and $8.5 million in the fourth quarter ended December 31, 2007. Contributing to the operating loss for the first quarter of

2008 was a charge of $1.4 million for costs, primarily severance costs, incurred in connection with the reduction in force that was announced and implemented on February 14, 2008 and $0.3 million in additional severance costs for the former president of our EMEA business unit, partially offset by $1.1 million in reimbursement from our primary insurance carrier for legal fees incurred in connection with our class action litigation. Contributing to the operating loss for the first quarter of 2007 was a restructuring charge of $0.8 million in connection with the rightsizing initiative announced in November of 2006. The adjusted operating loss for the first quarter of 2008 was $4.0 million compared to adjusted operating losses of $4.2 million in the first quarter of 2007 and the fourth quarter of 2007.

The net loss for the first quarter of 2008 totaled $7.8 million, or $0.23 per share, compared to a net loss of $9.7 million, or $0.29 per share, in the first quarter of 2007 and a net loss of $9.6 million, or $0.28 per share, in the fourth quarter of 2007. The net loss in the fourth quarter of 2007 also includes a $1.2 million charge for the write-down to the estimated fair market value of an investment in the equity of a privately held customer of Cedara Software.

Bookings:

Bookings and contract information, excluding EMEA, for the first quarter ended March 31, 2008, the first quarter ended March 31, 2007 and the fourth quarter ended December 31, 2007 are as follows:

	Q1’ 2008	Q1’ 2007	Q4’ 2007
Bookings	$9 million	$20 million	$6 million
# of Contracts with new customers	9	9	10
# of Contracts in excess of $1 million	1	3	- -

Bookings is defined by the Company as the total value of all contracts signed during a quarter and excludes any value attributed to related maintenance other than the first year of post-contract customer support (PCS).

Financial Results, Business Operations and Strategy Conference Call:

A conference call has been scheduled for Thursday, May 15, 2008 at 9:00 a.m. (Eastern Daylight Time) to review first quarter 2008 results and to provide an update of the Company’s business operations and strategy. Following the review, a question and answer session will be conducted.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet. To listen to the live call, investors should go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay via the Internet or phone will also be available shortly after the call. Detailed call and web cast information is listed below.

To access the live call, dial 1.800.639.2197 or 706.634.2159. Reference Conference ID Number: 47566798. The call may also be accessed via web cast, either as the live event or as an archived event. For additional phone and webcast details, along with replay information, please visit our website at: http://www.merge.com/CORP/investorrelations/confcalllist.asp.

# # #

GAAP versus Non- GAAP Presentation

Merge Healthcare provides in this press release adjusted operating income (loss) as additional information regarding the Company’s operating results. This measure is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income (loss) used by other companies. The Company believes that this presentation of adjusted operating income (loss) provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our quarterly report on Form 10-Q filing for the quarter ended March 31, 2008.

The non-GAAP adjusted operating income (loss) excludes the impact of stock option expense under SFAS 123(R), depreciation and amortization expense, non-recurring legal and accounting costs associated with our restatement, various lawsuits and the pursuit of strategic options, reduction in force and duplication of effort costs. Results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP operating income (loss) to non-GAAP adjusted operating income (loss) is included in the supplemental attachment to this release.

# # #

Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward-Looking Statements

This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: unexpected difficulties or costs associated with the rightsizing initiative; unanticipated issues associated with realizing the projected cost savings from the rightsizing initiative; costs and risks associated with executing alternative business plans and effecting strategic options; risks and effects of the past restatements of financial statements of the Company and other actions that may be taken or required as a result of such restatements; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; market acceptance of the Company’s delivery model and continuing product demand; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Current assets:
Cash	$8,522	$14,000
Accounts receivable, net	10,924	11,810
Inventory	1,572	1,754
Prepaid expenses	2,521	1,970
Deferred income taxes	260	260
Other current assets	748	771

Total current assets	24,547	30,565
Property and equipment, net	4,361	4,631
Purchased and developed software, net	8,216	8,932
Customer relationships, net	3,032	3,291
Trade names	1,060	1,060
Investments	7,755	8,156
Other	4,899	5,000

Total assets	$53,870	$61,635

Current liabilities:
Accounts payable	$6,785	$7,114
Accrued wages	4,255	2,752
Deferred revenue	15,000	16,901
Other accrued liabilities	2,976	2,920

Total current liabilities	29,016	29,687
Deferred income taxes	257	257
Deferred revenue	1,852	1,787
Income taxes payable	5,338	5,338
Other	177	161

Total liabilities	36,640	37,230
Total shareholders’ equity	17,230	24,405

Total liabilities and shareholders’ equity	$53,870	$61,635

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net sales
Software and other	$6,055	$8,170
Services and maintenance	7,688	7,704
Total net sales	13,743	15,874
Cost of sales
Software and other	1,199	1,997
Services and maintenance	3,775	3,520
Amortization	716	1,062
Total cost of sales	5,690	6,579

Gross margin	8,053	9,295
Operating costs and expenses:
Sales and marketing	3,362	4,733
Product research and development	4,735	5,383
General and administrative	6,158	7,539
Restructuring and other expenses	1,362	797
Depreciation and amortization	842	1,002
Total operating costs and expenses	16,459	19,454

Operating loss	(8,406)	(10,159)
Other income	574	452

Loss before income taxes	(7,832)	(9,707)
Income tax expense	—	14

Net loss	$(7,832)	$(9,721)

Net loss per share — basic	$(0.23)	$(0.29)

Weighted average number of common
shares outstanding — basic	33,926	33,886

Net loss per share — diluted	$(0.23)	$(0.29)

Weighted average number of common
shares outstanding — diluted	33,926	33,886

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(7,832)	$(9,721)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation and amortization	1,558	2,064
Provision for doubtful accounts receivable and sales returns, net of recoveries	18	352
Deferred income taxes	—	103
Stock-based compensation	1,328	1,191
Change in assets and liabilities:
Accounts receivable	868	(867)
Inventory	182	33
Prepaid expenses	(551)	(310)
Accounts payable	(329)	(1,131)
Accrued wages	1,503	485
Deferred revenue	(1,836)	(337)
Other accrued liabilities	72	(103)
Other	(130)	(137)

Net cash used in operating activities	(5,149)	(8,378)
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(296)	(123)
Capitalized software development	—	(422)

Net cash used in investing activities	(296)	(545)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	139

Net cash provided by financing activities	—	139
Effect of exchange rate changes on cash	(33)	8

Net decrease in cash	(5,478)	(8,776)
Cash and cash equivalents, beginning of period	14,000	45,945

Cash and cash equivalents, end of period	$8,522	$37,169

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF US GAAP RESULTS TO NON-GAAP RESULTS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Operating Loss	$(8,406)	$(10,159)
Non-GAAP Adjustments:
Stock compensation expense	1,328	1,183
Depreciation and amortization	1,558	2,064
Restructuring and other expenses	1,362	797
Legal and accounting fees associated with restatement and related litigation
and the pursuit of strategic options (1)	115	1,357
Duplication of effort costs for terminated employees	—	532
	4,363	5,933

Adjusted Operating Loss	$(4,043)	$(4,226)

(1) Net of $1,050 reimbursement from our primary insurance carrier in the first quarter of 2008.